Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED NOTE AGREEMENT

Reference is made to that certain Senior Secured Note Agreement executed by Lee Lee Oriental Supermart, Inc., an Arizona corporation, (the “Issuer” or “Corporation Issuer”) and AZLL LLC, an Arizona limited liability company (“AZLL”) in favor of Meng Truong and Paulina Truong, husband and wife (together, “Holders” or “Secured Parties” and, collectively with Issuer and AZLL, the “Parties” and each, a “Party”) dated April 8, 2024 (the “Secured Note”). All capitalized terms not defined herein shall have the meaning as provided in the Secured Note.

RECITALS

WHEREAS, the Issuer, AZLL and Holders are party to the Secured Note, pursuant to which the Issuer owes to the Holders the remaining outstanding Principal Amount;

WHEREAS, pursuant to the Secured Note, Issuer, AZLL and Holders previously entered into a Security Agreement dated April 8, 2024 (the “Security Agreement”);

WHEREAS, Holders have physical possession of the equity shares of Lee Lee Oriental Supermart, Inc. held as Collateral under the Security Agreement;

WHEREAS, on June 10, 2024, Corporation Issuer filed a Statement of Conversion with the Arizona Corporation Commission (the “ACC”) converting Corporation Issuer into Lee Lee Oriental Supermart, LLC, an Arizona limited liability company (“LLC Issuer”), with unchanged tax identification information, for the sole purpose of tax efficiency, with such change being done without the required notice to and approval from the Holders in violation of the Secured Note and Security Agreement (the “Conversion”);

WHEREAS, pursuant to the Conversion, LLC Issuer was the surviving entity, and Corporation Issuer ceased to legally exist, effective June 10, 2024;

WHEREAS, on August 28, 2024, Secured Parties learned that the Issuer and AZLL had undertaken changes to the structure of Issuer by way of the Conversion;

WHEREAS, on August 28, 2024, AZLL filed a Statement of Merger with the ACC, pursuant to which LLC Issuer merged into AZLL such that only AZLL remained as a legal entity, effective August 28, 2024 in violation of the Secured Note and Security Agreement (the “Merger”);

WHEREAS, on September 9, 2024, Secured Parties learned that the Issuer and AZLL had further undertaken changes to the structure of Issuer by way of the Merger;

WHEREAS, on September 9, 2024, AZLL filed a Statement of Division with the ACC, resulting in the restoration of both LLC Issuer and AZLL as separate legal entities with tax identification information also restored which became, effective September 9, 2024 (the “Division”); and

WHEREAS, the Parties desire to acknowledge the actions taken by Issuer and AZLL and to amend the Secured Note to reflect the Conversion, Merger and Division on the terms and subject to the conditions set forth herein and affirm the obligations under the Secured Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows.

1.	Effective Date. The Effective Date shall mean September 10, 2024.

2.	Amendments. As of the Effective Date, the Secured Note is hereby amended and modified as follows:

a.	Issuer and Company. The definition of “Issuer” and “Company” as set forth in the Preamble and Paragraph 1.2 of the Secured Note is hereby amended to mean: “Lee Lee Oriental Supermart, Inc., an Arizona corporation, and/or “Lee Lee Oriental Supermart, LLC, an Arizona limited liability company (the “LLC Issuer”).”

b.	Collateral. The definition of “Collateral” as set forth in Paragraph 1.14 of the Secured Note is hereby deleted in its entirety and replaced with the following:

““Collateral” shall mean (i) 100% of the membership interests of Lee Lee Oriental Supermart, LLC issued and outstanding held by AZLL and any additional equity or membership interests of any class issued in the future by Issuer (the “Stock Collateral”) and (ii) “Issuer Collateral” shall include, whether held in the name of the LLC Issuer or Corporate Issuer, all inventory, chattel paper, cash, accounts, bank accounts, receivables, equipment, rights, leases, profits, insurance proceeds, vehicles subleases, agreements and general intangibles; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other account proceeds) and fixtures and any other item owned by Issuer whatsoever and all of the foregoing specifically located at:

(a) 2025 N. Dobson Road, Chandler, AZ 85224;

(b) 7575 W. Cactus Road, Peoria, AZ 85381;

(c) 1990 W. Orange Grove Road, Tucson, AZ 85704; and

(d) any other location where the Issuer maintains assets or inventory.”

c.	Events of Default. Paragraph 9(d) of the Secured Note is hereby deleted in its entirety and replaced with the following:

“(d) the Issuer breaches any other covenant or obligation under this Note and fails to cure such default within ten (10) days of notice from the Holders; provided, however, that if the Issuer breaches Paragraph 8(a) herein, there shall be no cure period and an Event of Default shall exist immediately upon notice from the Holders;”

3.	Licenses and Permits. LLC Issuer covenants that it will make all ownership changes and notifications as required by each and every operating permit and license required for operation within 30 days of the execution of this First Amendment and copies of all such updates shall be provided to the Holders.

4.	Leases. Issuer shall notify all landlords of its structure change to an LLC and complete any amendments required by such landlords within 30 days of the execution of this First Amendment and copies of such amendments shall be provided to the Holders.

5.	Further Share Issuances. LLC Issuer covenants that no further equity or membership shares shall be issued by the LLC Issuer prior to the full satisfaction of all Obligations as defined under the Secured Note.

6.	Acknowledgement of Issuer. As of the date hereof, LLC Issuer explicitly and unequivocally affirms and acknowledges all of the obligations, covenants, agreements and each and every other provision of the Secured Note in its capacity as Issuer and Company.

7.	Continuous Effectiveness of Security. Irrespective of the Conversion, Merger and Division, the LLC Issuer and AZLL affirm that there was no lapse in the secured position of the Holders and to the extent that any deficiency or lapse in the secured position of the Holders in relation to the Collateral, real or implied, might have existed, Issuer, AZLL and Parent agree such deficiency is null, void and waived in its entirety.

8.	Irrevocable Waiver of Defenses with respect to the Conversion, Merger, and Division. The LLC Issuer, AZLL and the Parent hereby irrevocably and completely waive and forfeit any and all defenses, causes or remedies which may have arisen or may arise as a result of the actions taken to undertake the Conversion, Merger and/or Division in relation to any action or enforcement of any rights, remedies or provisions of the Secured Note and/or the Security Agreement and/or otherwise at law taken by the Holders. All other defenses, causes or remedies not related to or arising from the Conversion, Merger or Division which the LLC Issuer and/or AZLL may possess now or in the future under the Security Agreement and/or the Secured Note and/or at law shall survive wholly unabated by this Amendment.

9.	Headings. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

10.	Illegality. In case one or more of the provisions herein should be invalid, illegal or otherwise unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

11.	Counterparts. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

12.	Remainder of Agreement. Except as expressly provided in this Amendment, all of the terms and provisions of the Secured Note are and will remain in full force and effect and are hereby ratified and confirmed by the parties in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the 21st day of October, 2024.

ISSUER:

Lee Lee Oriental Supermart, LLC,
an Arizona limited liability company

By:	/s/ John Jun Xu
Name:	John Jun Xu
Title:	President

Date:	October 21, 2024

AZLL LLC,
an Arizona limited liability company

By:	/s/ John Jun Xu
Name:	John Jun Xu
Title:	President

Date:	October 21, 2024

PARENT:

Maison Solutions, Inc.,
a Delaware corporation

By:	/s/ John Jun Xu
Name:	John Jun Xu
Title:	Chief Executive Officer, Chairman and President

Date:	October 21, 2024

HOLDERS:

/s/ Meng Truong
Meng Truong, an individual

Date: October 21, 2024

/s/ Paulina Truong
Paulina Truong, an individual

Date: October 21, 2024